UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2015

MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51128 (Commission File Number)	06-1529524 (IRS Employer Identification No.)

404I-T Hadley Road

S. Plainfield, New Jersey 07080

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07    Submission of Matters to a Vote of Security Holders

(a) A special meeting of the stockholders (the “Special Meeting”) of Majesco Entertainment Company (the “Company”) was held on July 15, 2015.  A total of 5,459,025 shares of the Company’s common stock (including the shares of common stock underlying the Company’s preferred shares entitled to vote at the meeting), constituting a quorum, were present and accounted for at the Special Meeting.

(b) The purpose of the Special Meeting was to vote on a proposal to approve of the issuance of shares of the Company’s common stock in excess of the 5,000,000 shares previously approved by the Company’s stockholders, which may be issued upon conversion or dilution of the Company’s Series C Convertible Preferred Stock and/or exercise of the warrants that were issued in a private placement on May 15, 2015. The proposal was approved  by the Company’s stockholders by the votes set forth in the following table:

Votes For	Votes Against	Abstain
3,894,819	40,960	74,597

Based on the number of votes set forth above, the proposal received an affirmative vote of a majority of the votes cast for the proposal and, accordingly, has been approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY
Dated: July 15, 2015	/s/ Jesse Sutton
Jesse Sutton
Chief Executive Officer